SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 16, 1999
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                           RECONDITIONED SYSTEMS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                     ARIZONA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


             0-20924                                       86-0576290
     ------------------------                          ------------------
     (Commission File Number)                          (I.R.S. Employer
                                                      Identification No.)


                     444 WEST FAIRMONT, TEMPE, ARIZONA 85282
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (602) 968-1772
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

     On November 16, 1998, Reconditioned Systems, Inc., an Arizona corporation ("RSI") issued an 8-K announcing RSI had entered into an Agreement and Plan of Merger (the "Merger Agreement") with Cort Investment Group, Inc., a Texas corporation d/b/a Contract Network ("CNI"), and RSI Acquisition Corp., an Arizona corporation and wholly-owned subsidiary of CNI ("Merger Corp.").

     On February 4, 1999, CNI informed RSI that CNI believed RSI was in breach of certain of the representations and warranties set forth in the Merger Agreement, specifically Sections 3.11 ("Tax Returns, Taxes), 3.7 ("RSI SEC Reports"), 3.8 ("Financial Statements and Records of RSI"), 3.9 ("Absence of Certain Changes") and 3.10 ("No Material Undisclosed Liabilities"). CNI asserted that RSI had not properly preserved its net operating loss carryforward.
Consequently, the merger did not close into escrow on February 5, 1999 as planned.

     On February 16, 1999, RSI received formal notice of termination of the Merger Agreement from CNI pursuant to the provisions of section 8.1(b) of the Merger Agreement based upon RSI allegedly being in breach of the representations and warranties noted above.

     RSI has determined that the entire net operating loss for the year ending March 31, 1996, in the approximate amount of $2.9 million, could potentially be deemed invalid by the Internal Revenue Service ("IRS") due to the omission of an election in the filing. RSI has engaged experts to file with the IRS for a private letter ruling to validate the loss. Due to the fact that the IRS has repeatedly granted relief to taxpayers in similar circumstances, the experts believe it is very likely that the IRS will approve the private letter ruling, thereby validating the net operating loss deduction taken to date. However, no assurance can be given that RSI will receive a favorable ruling, and it is not likely that the Company will receive any ruling prior to March 31, 1999. Accordingly, CNI has terminated the Merger Agreement. Because RSI has been advised that it is very likely that the IRS will grant relief in this case, the Company is not restating its financial results at this time. However, if RSI does not receive a favorable ruling, the Company will need to restate financial results for all periods subsequent to March 31, 1995. Further details regarding the Company's net operating losses are contained in the Company's Form 10-QSB for the quarter ended December 31, 1998.

     The statements contained in this report that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements involve risks and uncertainties, including, but not limited to, the risk that the Company will not obtain a favorable IRS private letter ruling regarding its net operating losses. In addition, the Company's business, operations and financial condition are subject to substantial risks that are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission. These reports and statements include the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998 and Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998.

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

                                    EXHIBITS


99.1  -  Press Release dated February 17, 1999




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: February 18, 1999.

                                       RECONDITIONED SYSTEMS, INC.


                                       By:  /s/ Dirk D. Anderson
                                          --------------------------------------
                                          Dirk D. Anderson,
                                          Chief Financial Officer





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